UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

We held our 2016 Annual Meeting of Stockholders on May 25, 2016, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, Rosemont, Illinois 60018.

At the meeting, stockholders voted on the following matters:

(1)	the election to our Board of Directors of the 10 nominees for director named in the proxy statement for the annual meeting;

(2)	approval of the Stericycle, Inc. Canadian Employee Stock Purchase Plan;

(3)	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

(4)	an advisory vote to approve executive compensation as disclosed in the proxy statement for the annual meeting (the “say-on-pay” vote);

(5)	a stockholder proposal on an independent Board Chairman; and

(6)	a stockholder proposal entitled “Shareholder Proxy Access.”

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Mark C. Miller	67,659,252	744,638	213,994	6,227,800
Jack W. Schuler	66,898,651	1,504,860	214,373	6,227,800
Charles A. Alutto	68,228,439	352,884	36,561	6,227,800
Lynn D. Bleil	68,090,544	494,266	33,074	6,227,800
Thomas D. Brown	68,353,569	227,650	36,665	6,227,800
Thomas F. Chen	68,188,375	392,851	36,658	6,227,800
Rod F. Dammeyer	67,374,164	1,206,609	37,111	6,227,800
William K. Hall	68,132,992	447,741	37,151	6,227,800
John Patience	67,440,523	1,140,254	37,107	6,227,800
Mike S. Zafirovski	68,356,282	224,248	37,354	6,227,800

Approval of Canadian Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Vote
68,216,157	345,390	56,337	6,227,800

Ratification of Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Vote
73,807,688	1,015,125	22,871	--

Say-on-Pay Vote

For	Against	Abstain	Broker Non-Vote
65,876,427	2,016,183	725,274	6,227,800

Stockholder Proposal on an Independent Board Chairman

For	Against	Abstain	Broker Non-Vote
25,097,392	41,469,478	2,051,014	6,227,800

Stockholder Proposal Entitled “Shareholder Proxy Access”

For	Against	Abstain	Broker Non-Vote
24,219,240	44,277,906	120,738	6,227,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 31, 2016	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer